UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  June 21, 2006

MediaBay, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-13469	65-0429858

(Commission File Number)	(IRS Employer Identification No.)

2 Ridgedale Avenue, Cedar Knolls, New Jersey  07927

(Address of Principal Executive Offices) (Zip Code)

(973) 539-9528

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

MediaBay, Inc. (“MediaBay”) has entered into a settlement and mutual release agreement with each of Larry King and Larry King Enterprises (collectively, “King”) and Celebrity Newsletter LLC relating to the settlement of claims under MediaBay’s endorsement and promotion agreement with Celebrity Newsletter LLC and Larry King, pursuant to which it was intended that MediaBay launch a Larry King on-line audio entertainment and education service. In June 2005, MediaBay announced that the service was tabled due to developments beyond its control. Pursuant to the settlement agreement, MediaBay received a cash payment of $1,000,000 on June 21, 2006 and dismissed all claims against King and Celebrity Newsletter LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MediaBay, Inc. (Registrant)

By:	/s/ Robert Toro
Robert Toro
Chief Financial Officer and Senior Vice President of Finance

Date: June 21, 2006